Exhibit 10.1

FIRST AMENDMENT TO
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into February 19, 2016 by and among INTEGRATED BIOPHARMA, INC., a corporation organized under the laws of the State of Delaware ("Integrated"), InB:MANHATTAN DRUG COMPANY, INC., a corporation organized under the laws of the State of New York ("MD"), AGROLABS, INC., a corporation organized under the laws of the State of New Jersey ("AL"), IHT HEALTH PRODUCTS, INC., a corporation organized under the laws of the State of Delaware ("IHT"), IHT PROPERTIES CORP., a corporation organized under the laws of the State of Delaware ("IHTP"), and VITAMIN FACTORY, INC. (also known as The Vitamin Factory), a corporation organized under the laws of the State of Delaware ("Vitamin") (Integrated, MD, AL, IHT, IHTP and Vitamin, each a "Borrower", and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").
RECITALS
Whereas, Borrowers and PNC entered into a certain Revolving Credit, Term Loan and Security Agreement dated June 27, 2012 (which is being and may be further amended, replaced, restated, modified and/or extended, the "Loan Agreement"); and
Whereas, Borrowers and PNC have agreed to modify the terms of the Loan Agreement as set forth in this Agreement.
Now, therefore, in consideration of PNC's continued extension of credit and the agreements contained herein, the parties agree as follows:
AGREEMENT
1)	ACKNOWLEDGMENT OF BALANCE. Borrowers acknowledge that the most recent statement of account sent to Borrowers with respect to the Obligations is correct.
2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:
(a)	The following definition is hereby added to Section 1.2 of the Loan Agreement to read as follows:
"First Amendment Closing Date" shall mean February 19, 2016.
(b)	The following definitions contained in Section 1.2 of the Loan Agreement are hereby deleted and are replaced to read as follows:
"Maximum Loan Amount" shall mean $11,422,160 minus repayments under the Term Loan, provided, however, for calculation of the Maximum Loan Amount in Section 13.1 herein the Maximum Loan Amount shall mean $11,422,160.

"Maximum Term Loan Amount" shall mean $3,422,160.

"Termination Date" shall mean February 19, 2020 or such other date as the Lenders may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Lenders to extend the Termination Date.

(c)	Subsection 2.1 is hereby deleted from the Loan Agreement and replaced to read as follows:
2.1            Revolving Advances.

(a)            Amount of Revolving Advances.  Subject to the terms and conditions set forth in this Agreement including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

(i)            up to 85%, subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

(ii)            up to the lesser of (A) 75%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory ("Inventory Advance Rate" and together with the Receivables Advance Rate, collectively, the "Advance Rates"), (B) 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by the most recent Inventory appraisal reasonably satisfactory to Agent in its sole discretion exercised in good faith) and (C) the Inventory Sublimit in the aggregate at any one time ("Inventory Advance Rate" and together with the Receivables Advance Rate, collectively, the "Advance Rates"), minus

(iii)            the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iv)            such reserves as Agent may reasonably deem proper and necessary from time to time.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Section 2.1 (a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the "Formula Amount".  The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).  Notwithstanding anything to the contrary herein, for purposes of determining Section 2.1(a)(y)(i), the maximum amount that can be included in such determination with respect to Eligible Receivables arising from Foreign Subsidiaries of Herbalife shall not exceed the Herbalife Foreign Subsidiary Sublimit at any time.

(b)            Discretionary Rights.  The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion.  Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances (other than the Term Loan) requested by Borrowing Agent.  The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

(d)	Subsection 2.4 is hereby deleted from the Loan Agreement and replaced to read as follows:
2.4            Term Loan.  Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make additional Advances so that the Term Loan to Borrowers is in an amount equal to the Maximum Term Loan Amount, on the First Amendment Closing Date.  The Term Loan shall be advanced on the First Amendment Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: eighty-four (84) consecutive monthly principal installments, the first eighty-three (83) of which shall be in the amount of $40,740.00 commencing on the first Business Day of March, 2016, and continuing on the first Business Day of each month thereafter, with a final payment of any unpaid balance of principal and interest payable on the first Business Day of February, 2023, all as more particularly described in this Agreement and in the Note, and subject to mandatory prepayment and acceleration upon the occurrence of an Event of Default under this Agreement, on the Termination Date and/or earlier termination of the Loan Agreement pursuant to the terms thereof.  The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the "Term Note") in substantially the form attached hereto as Exhibit 2.4.  The Term Loan may consist of Domestic Rate Loans or Eurodollar Rate Loans, or a combination thereof, as Borrowing Agent may request.  In the event that Borrowers desire to obtain or extend a Eurodollar Rate Loan or to convert a Domestic Rate Loan to a Eurodollar Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and (d) and the provisions of Sections 2.2(b) through (g) shall apply.
(e)	Subsection 2.21(b) is hereby deleted from the Loan Agreement and replaced to read as follows:
(b)            The Borrowers shall prepay the outstanding amount of the Advances in an amount equal to twenty-five percent (25%) of Excess Cash Flow for each fiscal year commencing with the fiscal year ending June 30, 2016, payable upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than one hundred twenty (120) days after the end of each such fiscal year, which amount shall be applied ratably to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof.  In the event that the financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.21(b), subject to adjustment when the financial statement is delivered to Agent as required hereby.  The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statement.
(f)	A new Subsection 2.22(c) is hereby added to the Loan Agreement to read as follows:

(c)            The proceeds of the Term Loan advanced on the First Amendment Closing Date shall be applied to the outstanding principal balance of the Revolving Advances.

(g)	Subsection 6.9 is hereby deleted from the Loan Agreement.

(h)	Subsection 7.23 is hereby deleted from the Loan Agreement and replaced to read as follows:

7.23            Payments of EGK Debt.  Make any payments, prepayments or repayments of principal and interest on the EGK Debt unless (i) no Default and/or Event of Default has occurred and is continuing prior to and immediately after making such payment, prepayment or repayment, and (ii) the Borrowers provide to the Agent reasonable evidence that the Borrowers are and will be in compliance on a pro forma basis with the Fixed Charge Coverage Ratio set forth in Section 6.5(a) herein, as of the end of the then most recently completed fiscal quarter, prior to and immediately after making such payment, prepayment or repayment.  In the event that the EGK Debt is not paid in full by September 30, 2016, then, in that event, the EGK Note shall be amended so that the due date with respect to the EGK Note shall be a date beyond the Termination Date.

(i)	A new Subsection 7.25 is hereby added to the Loan Agreement to read as follows:

7.25            Sale of iBio Stock.  Sell the iBio Stock pledged in favor of the Agent for the benefit of the Lenders pursuant to the Stock Pledge Agreement, unless all proceeds from such sale are utilized to prepay the outstanding balance of the Term Loan at such time.

(j)	Subsection 13.1 is hereby deleted from the Loan Agreement and replaced to read as follows:

13.1            Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the Termination Date (the "Term") unless sooner terminated as herein provided.  Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations.  In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) two percent (2.00%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the First Amendment Closing Date to and including the date immediately preceding the first anniversary of the First Amendment Closing Date, (y) one percent (1.00%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the first anniversary of the First Amendment Closing Date to and including the date immediately preceding the second anniversary of the First Amendment Closing Date, and (z) one half of one percent (0.50%) of the Maximum Loan Amount  if the Early Termination Date occurs on or after the second anniversary of the First Amendment Closing Date to and including the date immediately preceding the third anniversary of the First Amendment Closing Date.

3)
WAIVER OF DEFAULT.  The Agent, on behalf of the Lenders, hereby waives Borrowers' failure to comply with Section 6.5(a) of the Loan Agreement (the "Fixed Charge Coverage Ratio") for the period ended December 31, 2015.  Such waiver does not extend to any other Default or Event of Default which might exist now or in the future.

4)	ACKNOWLEDGMENTS. Borrowers acknowledge and represent that:

(A)	the Loan Agreement and Other Documents, each as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;
(B)	to the best of their knowledge, no default by the Agent or Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;
(C)
all representations and warranties of the Borrowers contained herein, in the Loan Agreement and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D)	Borrowers have taken all necessary action to authorize the execution and delivery of this Agreement; and
(E)	this Agreement is a modification of an existing obligation and is not a novation.
5)	PRECONDITIONS. As preconditions to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrowers agree to:
(A)	provide the Agent with this Agreement and the Amended and Restated Term Note each properly executed;
(B)	provide the Agent with secretary's certificates and resolutions of the Borrowers, in form and substance acceptable to the Agent;
(C)
provide the Agent with amendments to each of the following: (i) the Subordinated Securities Note; (ii) the Subordinated Liquidity Note; and (iii) the Vitamin Note; which amendments shall extend the maturity date of each such note to February 29, 2020.

(D)	provide the Agent with all information and documentation required by the Agent;
(E)	pay to the Agent an Amendment Fee in the amount of $50,000.00;
(F)	pay all reasonable legal fees incurred by the Agent in entering into this Agreement to Wilentz, Goldman & Spitzer; and
(G)	pay all other costs and expenses incurred by the Lenders in entering into this Agreement.
6)
MISCELLANEOUS.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to that state's conflicts of law principles.  This Agreement, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof.  No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.  The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement, the Loan Agreement or the Other Documents.  This Agreement, the Loan Agreement and the Other Documents are intended to be consistent.  However, in the event of any inconsistencies among this Agreement, the Loan Agreement and/or any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts.  Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

7)
DEFINITIONS.  The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement.  The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New York.

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IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement the day and year first above mentioned.

ATTEST:	INTEGRATED BIOPHARMA, INC.

By: /s/ Dina L. Masi	By: /s/ E. Gerald Kay
Name: DINA L. MASI	Name: E. GERALD KAY
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	InB:MANHATTAN DRUG COMPANY, INC.

By: /s/ Dina L. Masi	By: /s/ Riva Sheppard
Name: DINA L. MASI	Name: RIVA SHEPPARD
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	AGROLABS, INC.

By: /s/ Dina L. Masi	By: /s/ Christina Kay
Name: DINA L. MASI	Name: CHRISTINA KAY
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	IHT HEALTH PRODUCTS, INC.

By: /s/ Dina L. Masi	By: /s/ Christina Kay
Name: DINA L. MASI	Name: CHRISTINA KAY
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	IHT PROPERTIES CORP.

By: /s/ Dina L. Masi	By: /s/ Riva Sheppard
Name: DINA L. MASI	Name: RIVA SHEPPARD
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	VITAMIN FACTORY, INC. (also known as The Vitamin Factory)

By: /s/ Dina L. Masi	By: /s/ E. Gerald Kay
Name: DINA L. MASI	Name: E. GERALD KAY
Title: Secretary	Title: President and Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By: /s/ Joanne Fu
Name: JOANNE FU
Title: Assistant Vice President

340 Madison Avenue
New York, New York 10173